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                                                                       EXHIBIT 5

                          Opinion of General Counsel
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                       NORTHBROOK LIFE INSURANCE COMPANY
                         LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                        Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta                                 Please direct reply to:
Vice President, Secretary                            Post Office Box 3005
and General Counsel                          Northbrook, Illinois 60065-3005


                              September 26, 1994


TO:    Northbrook Life Insurance Company
       Northbrook, Illinois 60062

FROM:  Michael J. Velotta
       Vice President, Secretary and General Counsel

RE:    Form S-1 Registration Statement
       Under the Securities Act of 1933
       File No. 33-________________

     With reference to the Registration Statement on Form S-1 filed by Northbrook Life Insurance Company with the Securities and Exchange Commission covering Individual and Group Market Value Adjusted Deferred Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. Northbrook Life Insurance Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

     2. The Contracts covered by the above Registration Statement are approved and authorized by the Director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Northbrook Life Insurance Company.

     I hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration statement.

                                       Sincerely,


                                       /s/ MICHAEL J. VELOTTA
                                       Michael J. Velotta
                                       Vice President, Secretary
                                        and General Counsel